Exhibit 99.1

Contact:

Strategy

Chaitanya Jain

Director of Investor Relations

ir@strategy.com

Strategy Provides Capital Structure Update after Completing $1.5 Billion Debt Repurchase

TYSONS CORNER, Va., May 26, 2026 - Strategy Inc (Nasdaq: STRF/STRC/STRK/STRD/MSTR; LuxSE: STRE) (“Strategy”) today announced the completion of a series of capital-markets and bitcoin transactions executed over the period May 11-25, 2026. These transactions include the previously disclosed repurchase of $1.5 billion aggregate principal amount of its 0% Convertible Senior Notes due 2029 (2029 Notes), the use of cash reserves for this purpose, and sales of Digital Equity (MSTR) and Digital Credit (STRC) under Strategy's at-the-market offering programs. At the conclusion of these transactions, as of May 25, 2026, Strategy holds 843,738 bitcoin, has 220,900 Bitcoin Per Share (in sats), has $6.7 billion aggregate principal amount of convertible notes and $15.5 billion aggregate notional amount of preferred stock outstanding, and has a USD Reserve of $871 million. Strategy plans to replenish the USD Reserve over time based on market conditions.

Transaction Highlights:

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Completed repurchase of $1.5 billion aggregate principal amount of 2029 Notes for approximately $1.38 billion in cash, an approximate 8% discount to par
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Through the debt repurchase, generated BTC Yield of 0.7%, BTC Gain of 4,391 bitcoin, and BTC $ Gain of $333 million
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Lowered aggregate principal amount of convertible notes outstanding from $8.2 billion to $6.7 billion
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Issued an additional $2.0 billion notional of Variable Rate Series A Perpetual Stretch Preferred Stock (STRC) and $84 million of Class A common stock (MSTR), and used these proceeds to purchase 24,869 bitcoin
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Achieved year-to-date BTC Yield of 13.3%, BTC Gain of 89,378 bitcoin, and BTC $ Gain of $6.8 billion

"These transactions demonstrate the optionality we have built into Strategy's capital structure and our dynamic, multi-variate capital allocation model," said Michael Saylor, Founder and Executive Chairman of Strategy. "Strategy has the flexibility to fund strategic transactions using cash, Digital Equity, Digital Credit, or Digital Capital, giving us multiple levers to optimize our balance sheet and respond to market conditions. We remain focused on increasing Bitcoin Per Share for our common shareholders over the long term while maintaining a fortress balance sheet for our Digital Credit investors."

"On our first quarter 2026 earnings call, we said we would proactively manage our convertible debt and use the full range of capital management tools available to us, including the disciplined sale of bitcoin. These transactions reflect that approach," said Phong Le, President and Chief Executive Officer of Strategy. "We retired $1.5 billion of convertible debt for $1.38 billion in cash. Year to date, we have achieved BTC Yield of 13.3%. These actions reflect our continued focus on disciplined capital allocation."

"The repurchase of the 2029 converts is both equity and credit positive for our investors and demonstrates our continued focus on liability management," said Andrew Kang, Chief Financial Officer of Strategy. "Strategy remains committed to maintaining a robust cash reserve to support the credit quality of our Digital Credit securities. We plan to replenish our cash reserve over time through a mix of Digital Capital, Digital Credit, and Digital Equity sales based on market conditions."

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute investment, legal or other professional advice. Please consult with your own financial, tax and legal advisors before making any investment decisions. BTC $ Gain is calculated as of May 22, 2026, 4:00 p.m. ET.

USD Reserve Update

On December 1, 2025, Strategy announced that it established a US dollar reserve (the "USD Reserve"), a management-designated portion of Strategy’s liquidity intended to support the payment of dividends on Strategy’s preferred stock and interest on its outstanding indebtedness.

As of May 25, 2026, the balance of the USD Reserve is $871 million.

Return of Capital Treatment

Strategy believes that it will not have any accumulated earnings & profits for U.S. federal income tax purposes (“E&P”), and does not expect to generate current E&P in the current year or the foreseeable future. Based on these expectations, Strategy continues to expect the distributions paid on its preferred equity instruments to be treated as non-taxable return of capital ("ROC") for the foreseeable future.

Special tax considerations may apply to certain taxpayers based on their specific circumstances. Shareholders should consult their own tax advisors regarding the U.S. federal, state, local, and any non-U.S. tax consequences to them in connection with the receipt of any of these distributions. Strategy’s expectations on E&P may change, and any such change could affect the U.S. federal income tax treatment of the distributions.

About Strategy

Strategy Inc (Nasdaq: STRF/STRC/STRK/STRD/MSTR; LuxSE: STRE) is the world's first and largest Bitcoin Treasury Company. We pursue financial innovation strategies designed to generate value from our bitcoin holdings, including developing and issuing novel fixed-income instruments that provide investors varying degrees of economic exposure to bitcoin. In addition, we are an industry leader in AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere™. We believe our combination of active bitcoin-focused capital management and a scaled operating software business positions us for long-term value creation across both digital asset and enterprise analytics markets.

Strategy, MicroStrategy, and Intelligence Everywhere are either trademarks or registered trademarks of Strategy Inc in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Important Information About KPIs

Strategy Inc (the “Company”) seeks to increase BPS (defined below) by growing its bitcoin holdings faster than Assumed Diluted Shares Outstanding (defined below) through a combination of bitcoin acquisitions and disciplined use of equity and credit markets. To assess achievement of this strategy, the Company monitors and reviews the following Key Performance Indicators ("KPIs"):

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Bitcoin Per Share (in Sats) (BPS) represents the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding, expressed in terms of "Satoshis" or "Sats", where:
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“Assumed Diluted Shares Outstanding” refers to the aggregate of the Company's Basic Shares Outstanding as of the dates presented plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units as of such dates. Assumed Diluted Shares Outstanding is not calculated using the treasury method, incorporates approximate forfeitures of awards in the current period which may be subject to future adjustment and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.
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“Basic Shares Outstanding” reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that (A) were sold under at-the-market equity offering programs, or (B) were to be issued pursuant to (i) options that had been exercised, (ii) restricted stock units that have vested or (iii) conversion requests received with respect to convertible securities, but which in each case were pending issuance as of the dates presented.
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A “Satoshi” or a “Sat” is one one-hundred-millionth of one bitcoin, currently the smallest indivisible unit of a bitcoin.
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BTC Yield represents the percentage change in BPS from the beginning of a period to the end of a period.
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BTC Gain represents the number of bitcoins held by the Company at the beginning of a period multiplied by the BTC Yield for such period.
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BTC $ Gain represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of bitcoin. For determining BTC $ Gain QTD and YTD, unless otherwise specified, the Company uses the current market price of bitcoin. For determining BTC $ Gain for a past fiscal year or other past period, the Company uses the market price of bitcoin as of 4:00pm ET as reported on the Coinbase exchange on the last day of the applicable period. The Company uses these market prices of bitcoin for this calculation solely for the purpose of facilitating this illustrative calculation.

When the Company presents these KPIs for any period (a "measurement period") that is a subdivision of a longer specified period (the "reference period"), (i) BTC Yield is calculated as the BTC Yield for the period from the beginning of the reference period to the end of the measurement period, less the BTC Yield for the period from the beginning of the reference period to the beginning of the measurement period, (ii) BTC Gain is calculated using the BTC Yield for the measurement period and our bitcoin holdings at the beginning of the reference period rather than at the beginning of the measurement period, and (iii) BTC $ Gain is calculated by multiplying such revised BTC Gain by the market price of bitcoin at the end of the measurement period. When the Company presents these metrics for an interim period within a fiscal year (e.g., a monthly, quarterly, or quarter-to-date period), then the reference period is that fiscal year, unless stated otherwise.

For example, if BPS is 100 at the beginning of a fiscal year (the reference period), 110 at the end of the first quarter and 125 at the end of the second quarter, the BTC Yield for the second quarter (the measurement period) is calculated as (125/100 − 1) less (110/100 − 1), or 15%—reflecting the 15-point BPS increase from 110 to 125 expressed against the reference period starting BPS of 100. The sum of the first quarter BTC Yield (10%) and the second quarter BTC Yield (15%) equals the year-to-date BTC Yield of 25% (125/100 − 1).

The Company uses BPS, BTC Yield, BTC Gain and BTC $ Gain as KPIs to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company also believes these KPIs can supplement investors’ understanding of how the Company chooses to fund bitcoin purchases and the value created in a period by:

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BPS measures the ratio of the Company’s bitcoin holdings to the Assumed Diluted Shares Outstanding, which provides management and investors a baseline with which to assess the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner over a given period. When evaluating a capital raise transaction, the Company reviews this metric and considers the impact such transaction will have on this ratio on a pro forma basis. This metric forms the baseline for the Company’s BTC Yield, BTC Gain and BTC $ Gain KPIs, which present changes in BPS from the beginning of a period to the end of the period in different formats, and which the Company reviews to assess the performance of its strategy of acquiring bitcoin in a manner it believes to be accretive to shareholders.
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BTC Yield measures the percentage change in BPS from the beginning of a period to the end of a period, which helps management and investors assess how the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner varies across periods. The Company uses BTC Yield to evaluate whether its capital markets activity and bitcoin acquisition strategy resulted in gross per-share accretion (or dilution) on an Assumed Diluted Shares Outstanding basis over an applicable period, and to compare the impact of its strategy across periods.
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BTC Gain hypothetically expresses the percentage change reflected in the BTC Yield metric as if it reflected an increase in the amount of bitcoin held at the end of the applicable period as compared to the beginning of such period, which provides management and investors with visibility into the absolute change in the Company’s bitcoin holdings resulting from the Company's BTC Yield. The Company uses BTC Gain to measure the accretive or dilutive impact of the change in BPS over an applicable period in absolute terms relative to the Company’s bitcoin holdings. This metric can be particularly helpful when comparing the execution of the Company’s capital markets strategy across periods, as BTC Yield may be lower when the Company’s bitcoin asset base is larger, but result in the same BTC Gain. For example, a 10% BTC Yield with a starting amount of 100,000 bitcoin will result in 10,000 BTC Gain, which is the same BTC Gain that would result from 5% BTC Yield with a starting amount of 200,000 bitcoin.
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BTC $ Gain further expresses the percentage change reflected in the BTC Yield metric as an illustrative dollar value by multiplying that bitcoin-denominated change by the market price of bitcoin at the end of the applicable period as described above. The Company refers to this metric for illustrative purposes to consider the magnitude of the Company’s BTC Gain for an applicable period with reference to the market price of bitcoin as of the end of an applicable period.

When the Company uses these KPIs, management takes into account the various limitations of these metrics, including that:

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the KPIs do not take into account that the Company's assets, including its bitcoin, are subject to (i) all of the Company's existing and future liabilities, including its debt, and (ii) the preferential rights of the Company's preferred stockholders to dividends and the Company's assets in a liquidation, and that all such claims rank senior to those of the Company's common equity; therefore holders of such excluded instruments may have claims on the Company’s assets (including bitcoin) senior to those of holders of common stock in the event of the Company’s liquidation, and as a result the additional bitcoin acquired using proceeds from the sale of such instruments may not accrete to common stockholders; and
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the KPIs assume that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments and convertible preferred stock, converted into shares of class A common stock in accordance with their respective terms.

BPS, BTC Yield, BTC Gain and BTC $ Gain are not, and should not be understood as, financial performance, valuation or liquidity measures. Specifically:

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BPS does not represent (i) the ability of the Company to satisfy the Company’s financial obligations, or (ii) the Company’s book value per share. Ownership of a share of common stock of the Company does not represent an ownership interest in the bitcoin held by the Company.
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BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.
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BTC Gain and BTC $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that BTC $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and BTC $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.

The trading price of the Company’s class A common stock is informed by numerous factors in addition to Company’s bitcoin holdings and its actual or potential shares of class A common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the fair market value of the Company’s bitcoin, and none of BPS, BTC Yield, BTC Gain or BTC $ Gain are indicative or predictive of the trading price of the Company’s securities.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. In particular, the Company has adopted Accounting Standards Update No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires that the Company measure its bitcoin at fair value in its statement of financial position as of the end of a reported period, and recognize gains and losses from changes in the fair value in net income (loss) for the reported period. As a result, the Company may incur unrealized gain or loss on digital assets based on changes in the market price of bitcoin during a period, which would not be reflected in BPS, BTC Yield, BTC Gain or BTC $ Gain. For example, if the Company increases its bitcoin holdings relative to Assumed Diluted Shares Outstanding during a reported period, the Company would achieve increased BPS and positive BTC Yield, BTC Gain and BTC $ Gain even if the Company reports significant unrealized loss on digital assets for the period. Similarly, if the Company increases Assumed Diluted Shares Outstanding at a faster rate than its bitcoin holdings, then the Company would experience decreased BPS and negative BTC Yield, BTC Gain, and BTC $ Gain, even if the Company reports significant unrealized gain on digital assets for the period.

As noted above, these KPIs are narrow in their purpose and are used by management to assist it in assessing whether the Company is raising and deploying capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.

In calculating these KPIs, the Company does not consider the source of capital used for the acquisition of its bitcoin. When the Company purchases bitcoin using proceeds from offerings of non-convertible notes or non-convertible preferred stock, or convertible notes or preferred stock that carry conversion prices above the current trading price of the Company's common stock or conversion rights that are not then exercisable, such transactions have the effect of increasing the BPS, BTC Yield, BTC Gain and BTC $ Gain, while also increasing the Company’s indebtedness and senior claims of holders of instruments other than class A common stock with respect to dividends and to the Company’s assets, including its bitcoin, if the Company were to liquidate, in a manner that is not reflected in these metrics.

If any of the Company’s convertible notes mature or are redeemed without being converted into common stock, or if the Company elects to redeem or repurchase its non-convertible instruments, the Company may be required to sell shares of its class A common stock or bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing BPS, BTC Yield, BTC Gain and BTC $ Gain, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of capital to buy bitcoin because not all bitcoin is purchased using proceeds of issuances of class A common stock, instruments that are convertible into class A common stock may be forfeited or repaid with funds other than from the sale of class A common stock in the period in question rather than being exercised or converted into class A common stock and not all proceeds from issuances of class A common stock are used to purchase bitcoin.

In addition, the Company is required to pay dividends with respect to its perpetual preferred stock in perpetuity. The Company could pay these dividends with cash or, in the case of STRK Stock, by issuing shares of class A common stock. The Company has issued shares of class A common stock for cash to fund the payment of cash dividends, and the Company may in the future issue shares of class A common stock in lieu of paying dividends on STRK Stock. As a result, the Company has experienced, and may experience in the future, increases in Assumed Diluted Shares Outstanding without corresponding increases in its bitcoin holdings, resulting in decreases in BPS, BTC Yield, BTC Gain and BTC $ Gain for the applicable periods.

The Company has historically not paid any dividends on its shares of class A common stock, and by presenting these KPIs the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its class A common stock and preferred stock, does not represent an ownership interest in, or a redemption right with respect to, the bitcoin the Company holds.

The Company determines its KPI targets based on its history and future goals.  The Company’s ability to maintain any given level of BPS, or achieve positive BTC Yield, BTC Gain, or BTC $ Gain may depend on a variety of factors, including factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

These KPIs are merely supplements, not substitutes to the financial statements and other disclosures contained in the Company’s SEC filings. They should be used only by sophisticated investors who understand their limited purpose and many limitations.

Forward-Looking Statements

This press release may include statements that may constitute "forward-looking statements," including statements regarding our capital management plans and plans to replenish the USD reserve, our expectations regarding the tax-deferred return of capital treatment of distributions on our preferred stock, and statements containing the words

"believe," "estimate," "project," "expect," "will," or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of Strategy Inc and its subsidiaries (Company) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: fluctuations in the market price of bitcoin and any associated unrealized gains or losses on digital assets that the Company may record in its financial statements as a result of a change in the market price of bitcoin from the value at which the Company’s bitcoins are carried on its balance sheet; the availability of debt and equity financing on favorable terms; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; the impact of the availability of spot exchange traded products and other investment vehicles for bitcoin and other digital assets; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; changes in the market price of bitcoin as of period end and their effect on our deferred tax assets, related valuation allowance, and tax expense; other potentially adverse tax consequences; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic and current reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.